Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the reference to our firm under the caption “Experts” in the Registration Statement (Form SB-2) and related Prospectus of TopSpin Medical, Inc. for the registration of 50,000,000 NIS in Convertible Bonds, 25,000,000 Series 2 Warrants and 84,523,809 shares of common stock underlying those Convertible Bonds and Series 2 Warrants and to the use therein of our report dated March 27, 2007.

/s/ Kost Forer Gabbay & Kasierer

Kost Forer Gabbay & Kasierer
A member of Ernst & Young Global
Haifa, Israel
August 13, 2007